Ambac Assurance Corporation

One State Street Plaza

New York, NY 10004

212.208.3344 Fax: 212.208.3558

nconcilio@ambac.com

A member of the Ambac Financial Group, Inc.

Nicholas A. Concilio

Vice President and

Assistant General Counsel

Public Finance

March 21, 2007

Russell W. Shepherd, Esq.

Ambac

Assistant Counsel

First Investors Corporation

95 Wall Street

New York, New York 10005-4297

Re:

First Investors Tax Exempt Funds

Dear Mr. Shepherd:

We have reviewed and we hereby consent to the use of our name and the reference to our firm to the following Post-Effective Amendment on Form N-IA and related Prospectus and Statement of Additional Information:

Post-Effective Amendment. No. 30 to the Registration Statement of First Investors Tax Exempt Funds

If you have any questions, do not hesitate to contact me at 212-208-3344.

Very truly yours,

/s/ Nicholas A. Concilio

Nicholas A. Concilio

Vice President and

Assistant General Counsel